<SEQUENCE>3
<FILENAME>y032007abhldinglp99w02.txt

                                                             Page 28 of 44 Pages

                                                                       Exhibit 2

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                                     FINAXA

Intentionally omitted since Finaxa merged into AXA on December 16, 2005.



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